EXHIBIT 4.6



                               WARRANT AGREEMENT

                                    BETWEEN

                    BALLY TOTAL FITNESS HOLDING CORPORATION

                                      AND

                    LADENBURG THALMANN CAPITAL CORPORATION







                           Dated as of July 11, 1997

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                                TABLE OF CONTENTS

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ARTICLE  I
    Issuance of Warrants...................................................... 1
        Section 1.1   Issuance of Warrants; Form of Warrants.................. 1
        Section 1.2   Registration............................................ 2
        Section 1.3   Transfer................................................ 2

ARTICLE  II
    Warrant Exercise Price and Exercise of Warrants
     ......................................................................... 3
    Section 2.1   Exercise Price.............................................. 3
    Section 2.2   Registration of Common Stock and Exercisability
                     of Warrants.............................................. 4
    Section 2.3   Procedure for Exercise of Warrants.......................... 4
    Section 2.4   Issuance of Common Stock.................................... 4
    Section 2.5   Certificates for Unexercised Warrants....................... 5
    Section 2.6   Reservation of Shares....................................... 5

ARTICLE  III
    Adjustments, Notice Provisions and  Restrictions
    on Issuance of Additional Securities
     ......................................................................... 6
    Section 3.1   Adjustment of Exercise Price................................ 6
    Section 3.2   Sales of Certain Securities................................. 9
    Section 3.3   No Adjustments to Exercise Price........................... 11
    Section 3.4   Adjustment of Number of Shares............................. 12
    Section 3.5   Reorganizations............................................ 12
    Section 3.6   Verification of Computations............................... 13
    Section 3.7   Exercise Price Not Less Than Par Value..................... 14
    Section 3.8   Notice of Certain Actions.................................. 14
    Section 3.9   Certificate of Adjustments................................. 15
    Section 3.10  Warrant Certificate Amendments............................. 15
    Section 3.11  Fractional Shares.......................................... 16

ARTICLE  IV
    Other Provisions Relating to Rights of the Holders
     ........................................................................ 16
    Section 4.1   Rights of the Holders...................................... 16
    Section 4.2   Lost, Stolen, Mutilated or Destroyed Warrant
                     Certificates............................................ 17

ARTICLE  V
    Other Matters............................................................ 17
    Section 5.1   Payment of Taxes and Charges............................... 17
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    Section 5.2   Changes to Agreement.................. .................... 18
    Section 5.3   Assignment................................................. 18
    Section 5.4   Successor to Company....................................... 18
    Section 5.5   Notices.................................................... 18
    Section 5.6   Defects in Notice.......................................... 19
    Section 5.7   Governing Law.............................................. 19
    Section 5.8   Standing................................................... 19
    Section 5.9   Headings................................................... 20
    Section 5.10  Counterparts............................................... 20
    Section 5.11  Entire Agreement........................................... 20
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                               WARRANT AGREEMENT


      THIS WARRANT AGREEMENT ("Agreement") is made as of this 11th day of July, 1997, between Bally Total Fitness Holding Corporation, a Delaware corporation (the "Company"), and Ladenburg Thalmann Capital Corporation, a Delaware corporation ("LTCC").

      WHEREAS, the Company has agreed to issue to LTCC warrants (the "Initial Warrant") to purchase One Hundred Twenty-Five Thousand (125,000) shares of the company's common stock, par value $.01 per share ("Common Stock"), and, in certain circumstances, to issue warrants to purchase an additional 125,000 shares of Common Stock ("Second Warrant" and collectively, with the Initial Warrant, the "Warrants").

      NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein and for other good and valuable consideration the parties hereto agree as follows:

                                   ARTICLE I

                             Issuance of Warrants

      Section 1.1 Issuance of Warrants; Form of Warrants. Simultaneously with the execution and delivery of this Agreement, the Company is issuing and delivering to LTCC the Initial Warrant to purchase One Hundred Twenty-Five Thousand (125,000) shares of Common Stock, and in the event the Company borrows any money under that certain Credit Agreement dated of even date herewith, to issue the Second Warrant to purchase One Hundred Twenty-Five Thousand (125,000) shares of Common Stock (such shares receivable upon exercise of either or both Warrants, collectively, the "Warrant Shares"), subject to adjustment as provided herein. The text of the

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Warrants and the form of Election to Purchase shall be substantially as set forth in Exhibits A and B, respectively, attached hereto.

      Section 1.2 Registration. The Warrants shall be numbered and shall be registered on the books of the Company (the "Warrant Register"). The Company shall be entitled to treat the holder of a Warrant as it appears on the Warrant Register (the "Holder") as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration of transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer, or with such knowledge of such facts that its participation therein amounts to bad faith.

      Section 1.3 Transfer. The Warrants may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, for a period of one year after their respective dates of original issuance. This restriction shall be conspicuously noted on the Warrant Certificates. After such one year period, the Warrants shall be transferable at any time. The Warrants shall be transferable only on the books of the Company maintained at the principal office of the Company upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, the original power of attorney, duly approved, or a copy thereof, duly certified, shall be deposited and remain with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the Company in its discretion. Upon any registration of transfer, the Company shall deliver a new Warrant or

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Warrants to the persons entitled thereto. The Warrants may be exchanged at the option of the Holder thereof, when surrendered at the principal office of the Company, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares.

                                  ARTICLE II

                Warrant Exercise Price and Exercise of Warrants

      Section 2.1 Exercise Price. Each Warrant Certificate shall, when signed by the Chairman or President or any Vice President and by the Secretary or Assistant Secretary of the Company, entitle the Holder to purchase from the Company one share of Common Stock for each Warrant evidenced thereby, at the purchase price (the "Initial Exercise Price") of Ten Dollars ($10.00) per share or such adjusted number of shares at such adjusted purchase price as may be established from time to time pursuant to the provisions of Article III hereof, payable in full at the time of exercise of the Warrant; provided, however, that if the Company sells shares of Common Stock to the public in connection with a firmly underwritten public offering pursuant to a registration statement that becomes effective under the Securities Act of 1933, as amended, within 90 days from the date hereof, the Initial Exercise Price will equal the lesser of (a) $10.00 and (b) the product of the offering price to the public for a share of Common Stock sold pursuant to such registration statement times 1.2, as adjusted pursuant to Article III hereof. Except as the context otherwise requires, the term "Exercise Price" as used in this Agreement shall mean the purchase price of one share of Common Stock, reflecting all appropriate adjustments made in accordance with the provisions of Article III hereof.

      Section 2.2 Registration of Common Stock and Exercisability of Warrants. Each Warrant may be exercised at any time on or after the date hereof, but in all events not after 5:00 P.M., New
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York City time, on July 11, 2002 (the "Exercise Deadline"). The Company will take all such action required under and in accordance with the Registration Rights Agreement dated as of an even date herewith between the Company and LTCC.

      Section 2.3 Procedure for Exercise of Warrants. During the period specified in and subject to the provisions of Section 2.2 hereof, Warrants may be exercised by surrendering the Warrant Certificates representing such Warrants to the Company at its principal offices at 8700 West Bryn Mawr Avenue, Chicago, IL 60631 ("Principal Office"), Attention: President, with the Election to Purchase duly completed and executed, accompanied by payment in full to the Company of the Exercise Price in effect at the time of such exercise, together with such taxes as are specified in Section 5.1 hereof, for each share of Common Stock with respect to which such Warrants are being exercised. Such Exercise Price and taxes shall be paid in full by certified check or money order, payable in United States currency to the order of the Company The date on which Warrants are exercised in accordance with this Section 2.3 is sometimes referred to herein as the "Date of Exercise" of such Warrants.

      Section 2.4 Issuance of Common Stock. As soon as practicable after the Date of Exercise of any Warrants, the Company shall issue a certificate or certificates for the number of full shares of Common Stock to which the Holder is entitled, registered in accordance with the instructions set forth in the Election to Purchase. All shares of Common Stock issued upon the exercise of any Warrants shall be validly authorized and issued, fully paid and non-assessable, and free from all taxes, liens and charges created by the Company in respect of the issue thereof. Each person in whose name any such certificate for shares of Common Stock is issued shall for all purposes be deemed to have become the holder of record of the Common Stock represented thereby on the Date of Exercise of

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the Warrants resulting in the issuance of such shares, irrespective of the date of issuance or delivery of such certificate for shares of Common Stock.

      Section 2.5 Certificates for Unexercised Warrants. In the event that fewer than all of the Warrants represented by a Warrant Certificate are exercised, the Company shall execute and mail, by first-class mail, within ten
(10) days of the Date of Exercise, to the Holder a new Warrant Certificate representing the number of full warrants not exercised. In no event shall a fraction of a Warrant be exercised, and the Company shall distribute no Warrant Certificates representing fractions of Warrants under this or any other section of this Agreement.

      Section 2.6 Reservation of Shares. The Company shall at all times reserve and keep available for issuance upon the exercise of Warrants a number of its authorized but unissued shares or treasury shares, or both, of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants.

                                  ARTICLE III

                Adjustments, Notice Provisions and Restrictions
                     on Issuance of Additional Securities

      Section 3.1 Adjustment of Exercise Price. Subject to the provisions of this Article III, the Exercise Price in effect from time to time shall be subject to adjustment, as follows:

            (a) In case the Company shall (i) declare a dividend or make a distribution on the outstanding shares of its Common Stock in shares of its Common Stock, (ii) subdivide or reclassify the outstanding shares of its Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of its Common Stock into a smaller number of shares, then it is the intention of the parties that the Holder be treated as if the Warrant had

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      been exercised prior thereto as follows: the Exercise Price in effect immediately after the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately before such dividend, distribution, subdivision, combination or reclassification, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such dividend, distribution, subdivision, combination or reclassification. Any shares of Common Stock of the Company issuable in payment of a dividend shall be deemed to have been issued immediately prior to the record date for such dividend for purposes of calculating the number of outstanding shares of Common Stock of the Company under Subsections 3.1(b), 3.1(c) and 3.2(a) hereof. Such adjustment shall be made successively whenever any event specified above shall occur.

            (b) In case the Company shall fix a record date for the issuance of rights, options, warrants or convertible or exchangeable securities to all holders of its Common Stock entitling them (for a period expiring within sixty (60) days after such record date) to subscribe for or purchase shares of its Common Stock at a price per share less than the Current Market Price (as such term is defined in Subsection 3.1(d) hereof) of a share of Common Stock of the Company on such record date, the Exercise Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so

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      offered for subscription or purchase would purchase at the Current Market
      Price per share, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock so offered for subscription or purchase. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that any such rights, options, warrants or convertible or exchangeable securities are not so issued or expire unexercised, the Exercise Price then in effect shall be readjusted to the Exercise Price which would then be in effect if such unissued or unexercised rights, options, warrants or convertible or exchangeable securities had not been issuable.

            (c) In case the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock (i) of shares of any class other than its Common Stock or (ii) of evidences of its indebtedness or (iii) of assets (excluding cash dividends or distributions (other than extraordinary cash dividends or distributions), and dividends or distributions referred to in Subsection 3.1(a) hereof) or
      (iv) of rights, options, warrants or convertible or exchangeable securities (excluding those rights, options, warrants or convertible or exchangeable securities referred to in Subsection 3.1(b) hereof), then in each such case the Holder, upon the exercise of the Warrants, shall be entitled to receive the securities and property which the Holder would have held on the Date of Exercise if the Holder had been the holder of record of the number of shares of the Common Stock subscribed for upon such exercise and, during the period from the date of the initial issuance of the Warrants to and including the date of such exercise, had retained such shares and the securities and properties receivable by the Holder during such period.

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            (d)     For the purpose of any computation under Subsection 3.1(b)
      or 3.1(c) hereof, the "Current Market Price" per share at any date (the "Computation Date") shall be deemed to be the average of the daily Closing Prices (as defined below) of the Common Stock of five (5) consecutive trading days ending the trading day before such date; provided, however, that if there shall have occurred prior to the Computation Date any event described in Subsection 3.1(a), 3.1(b) or 3.1(c) which shall have become effective with respect to market transactions at any time (the "Market-Effect Date") on or after the beginning of such five-day period, the Closing Price for each trading day preceding the Market-Effect Date shall be adjusted, for purposes of calculating such average, by multiplying such Closing Price by a fraction the numerator of which is the Exercise Price as in effect immediately prior to the Computation Date and the denominator of which is the Exercise Price as in effect immediately prior to the Market-Effect Date, it being understood that the purpose of this proviso is to ensure that the effect of such event on the market price of the Common Stock shall, as nearly as possible, be eliminated in order that the distortion in the calculation of the Current Market Price may be minimized. For the purposes of this Agreement, "Closing Price" for each day shall mean the last reported sales price of the Common Stock (trading regular way) or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case as reported on the New York Stock Exchange or, if such security is not listed or admitted for trading on the New York Stock Exchange, on the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ"), or if such security is not quoted on such Nasdaq National Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall

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      not have been reported through NASDAQ, the average of the bid and asked prices on such day, as furnished by any New York Stock Exchange member firm making a market in the Common Stock selected from time to time by the Board of Directors of the Company for that purpose.

            (e) All calculations under this Section 3.1 shall be made to the nearest cent.

      Section 3.2   Sales of Certain Securities.

            (a) In case the Company shall on or after the date hereof issue rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of its Common Stock (excluding Excluded Securities, as defined in Subsection 3.2(b) below) at a price per share less than the Closing Price of a share of Common Stock on the date of such issuance, then the Exercise Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of additional shares of Common Stock the Aggregate Consideration Receivable (as defined in Subsection 3.2(d) below) would purchase at the Closing Price per share on such date, and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be made successively whenever such issuance shall occur. To the extent that any such rights, options, warrants or convertible or exchangeable securities are not so issued or expire unexercised, the Exercise Price then in effect shall be readjusted to the Exercise Price which would then

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      be in effect if such unissued or unexercised rights, options, warrants or convertible or exchangeable securities had not been issuable.

            (b) "Excluded Securities" means (i) rights, options, warrants, or convertible or exchangeable securities issued in any of the transactions described in Subsections 3.1(b) or (c) or Section 3.5 hereof;
      (ii) shares of Common Stock issuable upon exercise of the warrants issued by the Company as of December 29, 1995 or the Warrants; and (iii) shares of Common Stock issuable upon exercise of rights, options or warrants or conversion or exchange of convertible or exchangeable securities issued or sold under circumstances causing an adjustment pursuant to this Section 3.2.

            (c) The price per share of Common Stock referred to in Subsection 3.2(a) above shall be determined by dividing (i) the Aggregate Consideration Receivable in respect of such rights, options, warrants or convertible or exchangeable securities, by (ii) the total number of shares of Common Stock covered by such rights, options, warrants or convertible or exchangeable securities.

            (d) "Aggregate Consideration Receivable" means the aggregate amount paid to the Company for such rights, options, warrants or convertible or exchangeable securities, plus the aggregate consideration or premiums stated in such rights, options, warrants or convertible or exchangeable securities to be payable for the shares of Common Stock covered thereby.

            (e) In case the Company shall sell and issue rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "price per share of Common Stock" referred

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      to in Subsections 3.2(a) and 3.2(c) above and the "Aggregate Consideration
      Receivable" referred to in Subsections 3.2(a), (c) and (d) above, the Board of Directors of the Company shall determine, in good faith and on a reasonable basis, the fair value of said property.

            (f) All calculations under this Section 3.2 shall be made to the nearest cent.

      Section 3.3 No Adjustments to Exercise Price. No adjustment in the Exercise Price in accordance with the provisions of Subsection 3.1(a) or (b) or Subsection 3.2(a) hereof need be made unless such adjustment would amount to a change of at least $0.05 in such Exercise Price; provided, however, that the amount by which any adjustment is not made by reason of the provisions of this
Section 3.3 shall be carried forward and taken into account at the time of any subsequent adjustment in the Exercise Price.

      Section 3.4 Adjustment of Number of Shares. Upon each adjustment of the Exercise Price pursuant to Subsection 3.1(a) or (b), or Subsection 3.2(a) hereof, each Warrant shall thereupon evidence the right to purchase that number of shares of Common Stock (calculated to the nearest hundredth of a share) obtained by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment upon exercise of the Warrant by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the Exercise Price in effect immediately after such adjustment.

      Section 3.5 Reorganizations. In case of any capital reorganizations other than in the cases referred to in Section 3.1 hereof, or the consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock or the conversion of such outstanding shares of Common Stock into shares of other stock or other securities or property), or the sale of the property of the Company as an entirety or substantially

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as an entirety (collectively such actions being hereinafter referred to as
"Reorganizations"), there shall thereafter be deliverable upon exercise of any Warrant (in lieu of the number of shares of Common Stock theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock which would otherwise have been deliverable upon the exercise of such Warrant would have been entitled upon such Reorganization if such Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, shall be made in the application of the provisions herein set forth with respect to the rights and interests of each Holder so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of Warrants. Any such adjustment shall be made by and set forth on the books of the Company, or any successor thereto, and shall for all purposes hereof conclusively be deemed to be an appropriate adjustment. The Company shall not effect any such Reorganizations unless upon or prior to the consummation thereof the successor corporation, or if the Company shall be the surviving corporation in any such Reorganization and is not the issuer of the shares of stock or other securities or property to be delivered to holders of shares of the Common Stock outstanding at the effective time thereof, then such issuer, shall assume by written instrument the obligation to deliver to each Holder such shares of stock, securities, cash or other property as such Holder shall be entitled to purchase in accordance with the foregoing provisions. In the event of sale or conveyance or other transfer of all or substantially all of the assets of the Company as a part of a plan for liquidation of the Company, all rights to exercise any Warrant shall terminate thirty (30) days after the Company gives written notice to each Holder that such sale or conveyance or other transfer has been consummated.

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      Section 3.6   Verification of Computations. The Company shall select a
firm of independent public accountants, which selection may be changed from time to time, to verify the computations made in accordance with this Article III. The certificate, report or other written statement of any such firm shall be conclusive evidence of the correctness of any computation made under this
Article III. Promptly upon its receipt of such certificate, report or statement from such firm of independent public accountants, the Company shall deliver a copy thereof to each Holder.

      Section 3.7 Exercise Price Not Less Than Par Value. In no event shall the Exercise Price be adjusted below the par value per share of the Common Stock.

      Section 3.8   Notice of Certain Actions.  In the event the Company shall:

            (a) declare any dividend payable in stock to the holders of its Common Stock or make any other distribution in property other than cash to the holders of its Common Stock; or

            (b) offer to the holders of its Common Stock rights to subscribe for or purchase any shares of any class of stock or any other rights or options; or

            (c) effect any reclassification of its Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock) or any capital reorganization or any consolidation or merger (other than a merger in which no distribution of securities or other property is made to holders of Common Stock), or any sale, transfer or other disposition of its property, assets and business substantially as an entirety, or the liquidations dissolution or winding up of the Company;

then, in each such case, the Company shall cause notice of such proposed action to be mailed to each Holder at least thirty (30) days prior to such action. Such notice shall specify the date on which the books of the Company shall close, or a record be taken, for determining holders of Common Stock

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entitled to receive such stock dividend or other distribution or such rights or options, or the date on which such reclassification reorganization, consolidation, merger, sale, transfer, other disposition, liquidations dissolution, winding up or exchange shall take place or commence, as the case may be, and the date as of which it is expected that holders of record of Common Stock shall be entitled to receive securities or other property deliverable upon such action, if any such date has been fixed. Such notice shall be mailed in the case of any action covered by paragraph (a) or (b) of this Section 3.8, at least ten (10) days prior to the record date for determining holders of the Common Stock for purposes of receiving such payment or offer, and in the case of any action covered by paragraph (c) of this Section 3.8, at least ten (10) days prior to the earlier of the date upon which such action is to take place or any record date to determine holders of Common Stock entitled to receive such securities or other property.

      Section 3.9 Certificate of Adjustments. Whenever any adjustment is to be made pursuant to this Article III, the Company shall prepare an Officers' Certificate setting forth such adjustment to be mailed to each Holder within fifteen (15) days prior thereto, such notice to include in reasonable detail (i) the events precipitating the adjustment, (ii) the computation of any adjustments, and (iii) the Exercise Price and the number of shares or the securities or other property purchasable upon exercise of each Warrant after giving effect to such adjustment; provided, however, with respect to adjustments made pursuant to Section 3.2(a) hereof, such notice shall be made as soon as practicable thereafter.

      Section 3.10 Warrant Certificate Amendments. Irrespective of any adjustments pursuant to this Article III, Warrant Certificates theretofore or thereafter issued need not be amended or replaced, but certificates thereafter issued shall bear an appropriate legend or other notice of any adjustments; provided the Company may, at its option, issue new Warrant Certificates evidencing

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Warrants in such form as may be approved by its Board of Directors to reflect any adjustment in the Exercise Price and number of shares of Common Stock purchasable under the Warrant Certificates and deliver the same to each Holder in substitution for existing Warrant Certificates.

      Section 3.11 Fractional Shares. The Company shall not be required upon the exercise of any Warrant to issue fractional shares of Common Stock which may result from adjustments in accordance with this Article III to the Exercise Price or number of shares of Common Stock purchasable under each Warrant. If more than one Warrant is exercised at one time by a Holder, the number of full shares of Common Stock which shall be deliverable shall be computed based on the number of shares deliverable in exchange for the aggregate number of Warrants exercised. With respect to any final fraction of a share called for upon the exercise of any Warrant or Warrants, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Closing Price of a share of Common Stock, as determined by the Company on the basis of the Closing Price per share of Common Stock on the business day next preceding the date of such exercise. Each Holder, by its acceptance of the Warrant Certificate, shall expressly waive any right to receive any fractional share of Common Stock upon exercise of the Warrants. All calculations under this
Section 3.11 shall be made to the nearest hundredth of a share.

                                  ARTICLE IV

              Other Provisions Relating to Rights of the Holders

      Section 4.1 Rights of the Holders. No Warrant Certificate shall entitle a Holder to any of the rights of a stockholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company.

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
      Section 4.2 Lost, Stolen, Mutilated or Destroyed Warrant Certificates. If any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company in its discretion may execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Warrant Certificate, or in lieu of or in substitution for a lost, stolen or destroyed Warrant Certificate so mutilated, lost, stolen, or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Warrant Certificate, and of the ownership thereof, and indemnity, if requested, all satisfactory to the Company. The Holder shall also comply with such other reasonable regulations and pay such other reasonable charges incidental thereto as the Company may prescribe. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone.

                                   ARTICLE V

                                 Other Matters

      Section 5.1 Payment of Taxes and Charges. The Company will from time to time promptly pay, or make provisions for the payment of, all taxes and charges that may be imposed by the United States or any state upon the Company in connection with the issuance or delivery of shares of Common Stock upon the exercise of any Warrants, but any transfer taxes in connection with the issuance of Certificates for shares of Common Stock in any name other than that of the Holder shall be paid by the Holder; and, in such case, the Company shall not be required to issue or deliver any Certificates for shares of Common Stock until such taxes shall have been paid or it has been established to the Company's satisfaction that no tax is due.

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
      Section 5.2 Changes to Agreement. The Company may, without the consent or concurrence of the Holders make any changes or corrections in this Agreement that the Company shall have been advised by counsel (i) are required to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained, (ii) add to the covenants and agreements of the Company in this Agreement such further covenants and agreements thereafter to be observed, or (iii) result in the surrender of any right or power reserved to or conferred upon the Company in this Agreement, but which changes or corrections do not or will not adversely affect, alter or change the rights, privileges or immunities of the Holders.

      Section 5.3 Assignment. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Holders shall bind and inure to the benefit of their respective successors and permitted assigns.

      Section 5.4 Successor to Company. The Company will not merge or consolidate with or into any other corporation or sell or otherwise transfer its property, assets and business substantially as an entirety to a successor corporation, unless the corporation resulting from such merger, consolidation, sale or transfer (if not the Company) shall expressly assume, by supplemental agreement, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

      Section 5.5 Notices. Any notice or demand required by this Agreement to be given or made by a Holder to or on the Company shall be sufficiently given or made, when received if delivered by messenger or overnight delivery service, and three days after mailing if sent by registered mail, postage prepaid, addressed (until another address is provided in writing by the Company to the Holder) to:

            Bally Total Fitness Holding Corporation

            8700 West Bryn Mawr Avenue
            Chicago, IL  60631
            Attn:  Corporate Secretary

Any notice or demand required by this Agreement to be given or made by the Company to or on a Holder shall be sufficiently given or made, when received if delivered by messenger or overnight delivery service, and three (3) days after mailing if sent by registered mail, postage prepaid, addressed (until another address is provided in writing by such Holder to the Company) to the address of such Holder as shown on the Warrant Register.

      Section 5.6 Defects in Notice. Failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice pursuant to this Agreement shall not affect in any way the rights of the Holder or the legality or validity of any adjustment made pursuant to Section 3.1 or Section
3.2 hereof, or any transaction giving rise to any such adjustment or the legality or validity of any action taken or to be taken by the Company.

      Section 5.7 Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be governed by the laws of the State of New York without regard to principles of conflicts of laws thereof.

      Section 5.8 Standing. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company and each Holder any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement contained herein; and all covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Company and the Holders and their successors.

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
      Section 5.9 Headings. The descriptive headings of the articles and sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

      Section 5.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

      Section 5.11 Entire Agreement. This Agreement, including the Exhibits referred to herein and the other writings specifically identified herein or contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings.

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto under their respective corporate seals as of the day and year first above written.

BALLY TOTAL FITNESS                       LADENBURG THALMANN CAPITAL
HOLDING CORPORATION                       CORPORATION


By:                                          By:
    Name:                                    Name:
    Title:                                   Title:



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